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                                                                 Exhibit 10.2.2

[LOGO OF BALLANTYNE OF OMAHA INC.]

                         [LOGO OF STRONG A DIVISION OF BALLANTYNE OF OMAHA INC.]

                                LETTER AGREEMENT



                                   May 1, 2001


BalCo Holdings, LLC
1125 South 103rd Street
Suite 450
Omaha, NE 68124

     Re: Rights Plan

Ladies and Gentlemen:


     Reference hereby is made to that certain Rights Agreement, dated as of May 25, 2000, between Ballantyne of Omaha, Inc., a Delaware corporation ("Ballantyne"), and ChaseMellon Shareholder Services, L.L.C., now known as Mellon Investor Services, LLC, as amended by the First Amendment to Rights Agreement, dated April 30, 2001 (the "Rights Plan"). The execution and delivery of this letter (this "Letter Agreement") by Ballantyne and BalCo Holdings, LLC, a Delaware limited liability company ("BalCo") shall constitute their acknowledgement, understanding and agreement with respect to the matters specifically set forth herein, and the parties hereby acknowledge that the mutual promises set forth herein constitute sufficient, good and valuable consideration.

     BalCo hereby agrees that it will not sell, assign or otherwise transfer the shares of stock of Ballantyne purchased by BalCo from GMAC Commercial Credit LLC f/k/a BNY Financial Corporation (the "Stock") without first obtaining the written consent of Ballantyne, and Ballantyne hereby agrees that, upon receiving the consent of Ballantyne, which consent shall not be unreasonably withheld, BalCo may sell, assign or otherwise transfer the Stock.

     Ballantyne hereby grants to BalCo an option exercisable during the 90 day period immediately following the date hereof, whereby BalCo can request that the Rights Plan be (i) terminated at BalCo's sole cost and expense (such expenses to include, without limitation, payment of the redemption price and legal fees associated with the termination) or (ii) further amended to permit BalCo to effect a resale of the Stock by it without causing the rights issued under the Rights Plan to become exercisable; PROVIDED such resale is not made to a competitor of Ballantyne or such other person or group that Ballantyne may, in good faith, find objectionable.

     BalCo hereby agrees to pay all of the costs and expenses, including, without limitation, the costs associated with any redemption required by the Rights Plan and legal fees, incurred by Ballantyne in connection with the termination.

                               [LOGO OF BTN NYSE]

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     This Letter Agreement constitutes the entire understanding of the parties solely with respect to the subject matter specifically addressed herein, and there are no other contemporaneous or prior agreements, promises, covenants, obligations or other understandings between the parties with respect to such subject matter. This Letter Agreement may be executed in any number of counterparts, each of which shall constitute one original and, together with all such counterparts, shall constitute one instrument binding upon the parties hereto.

     Please execute this letter and the enclosed executed original copy of the same as indicated and return one fully executed Letter Agreement to the undersigned.

                                       Respectfully,

                                       BALLANTYNE OF OMAHA, INC.


                                       By /s/ John Wilmers
                                         -------------------------------------
                                       Name   John Wilmers
                                           -----------------------------------
                                       Title  President and C.E.O.
                                             ---------------------------------


ACKNOWLEDGED AND AGREED TO:

BALCO HOLDINGS, LLC

By McCarthy Group, Inc., a Nebraska
corporation, its Managing Member

By /s/ Michael R. McCarthy
   --------------------------------
   Michael R. McCarthy, Chairman